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                                                                     EXHIBIT 8.1


                    [SIDLEY AUSTIN BROWN & WOOD LETTERHEAD]




                                January 16, 2002



CPL Transition Funding LLC
1 Riverside Plaza
Columbus, Ohio 43215

         Re:   Registration Statement on Form S-3 (No. 333-91273)

Ladies and Gentlemen:


         We have acted as counsel for Central Power and Light Company, a Texas corporation ("CPL"), and CPL Transition Funding LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on November 19, 1999, as amended by Amendment No. 1 and Amendment No. 2 thereto filed with the Commission on November 15, 2001 and January 16, 2002, respectively, relating to the proposed issuance of up to $797,334,897 in aggregate principal amount of transition notes (the "Transition Notes") of the Company to be offered from time to time as described in the form of the prospectus (the "Prospectus") and prospectus supplement (the "Prospectus Supplement") included as part of the Registration Statement. We have examined the Prospectus, the Prospectus Supplement, the private letter rulings dated February 18, 2000 and September 21, 2001, received by CPL from the Internal Revenue Service regarding certain tax issues related to the issuance of the Transition Notes (the "Private Letter Rulings"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the Transition Notes will be issued in accordance with the operative documents described in the Prospectus and the Prospectus Supplement.


         Based on certain assumptions set forth therein, the statements set forth in the Prospectus under the section captioned "Prospectus Summary -- Federal Income Tax Status", the Prospectus under the section captioned "Material U.S. Federal Tax Consequences" and the Prospectus Supplement under the section captioned "Material U.S. Federal Tax Consequences", to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, in our opinion are correct in all material respects.

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SIDLEY AUSTIN BROWN & WOOD                                              CHICAGO


CPL Transition Funding LLC


January 16, 2002

Page 2

         Our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences regarding the transaction referred to above or any other transaction. This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

         We are furnishing this opinion to you solely in connection with the issuance of the Transition Notes described above, and this opinion is not to be relied on, circulated, quoted or otherwise referred to for any other purpose. However, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm in the Prospectus under the section captioned "Prospectus Summary -- Federal Income Tax Status", the Prospectus under the section captioned "Material U.S. Federal Tax Consequences", the Prospectus under the section captioned "Legal Matters", and the Prospectus Supplement under the section captioned "Material U.S. Federal Tax Consequences". In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.


                                                  Very truly yours,


                                                  /s/ SIDLEY AUSTIN BROWN & WOOD
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